Exhibit 3.6

Company No. 3588140

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

TA II LIMITED

Incorporated 25th June 1998

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 3588140

The Registrar of Companies for England and Wales hereby certifies that

PAMPASCROFT LIMITED

having by special resolution changed its name, is now incorporated under the name of

TA II LIMITED

Given at Companies House, Cardiff, the 17th July 1998

/s/ R.C. Edwards
R.C. EDWARDS For The Registrar Of Companies

COMPANIES HOUSE

FILE COPY

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 3588140

The Registrar of Companies for England and Wales hereby certifies that PAMPASCROFT LIMITED is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 25th June 1998

[GRAPHIC]	/s/ N.Butler
N.BUTLER

*N03588140G*	For the Registrar of Companies

COMPANIES HOUSE

HC007B

Company Number: 03588140

THE COMPANIES ACT 1985, 1989 AND 2006

COMPANY LIMITED BY SHARES

WRITTEN RESOLUTION

of

TA II LIMITED

(the “Company”)

We, the undersigned, being a person who at the date of this resolution has the right to attend and vote at a General Meeting of the Company, hereby irrevocably agree to the following resolution of the Company in accordance with Chapter 2 of Part 13 of the Companies Act 2006 (as amended):

SPECIAL RESOLUTION

THAT:

(a)                                  the authorised share capital of the Company be increased by $10,000,000 divided into 10,000,000 ordinary shares of US$l each, such shares to rank pari passu with existing ordinary shares of the Company in all respects;

(b)                                  the Company adopt new articles of association in the form annexed to this resolution; and

(c)                                  the Directors be and are hereby generally and unconditionally authorised in accordance with s.80 of the Companies Act 1985 (the “1985 Act”) to exercise all the powers of the Company to allot the Company’s authorised but unissued shares as at the date of this resolution in substitution for all existing authorities, such authority to expire five years from the date of this resolution but to be capable of previous revocation or variation before such expiry by the Company in general meeting and of renewal from time to time by the Company in general meeting for a further period not exceeding five years; and the Company may make any offer or agreement before the expiry of this authority that would or might require relevant securities to be allotted after this authority has expired and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred by this resolution had not expired.

Signed	Date 1st October 2008
For and on behalf of
TAl Limited

THE COMPANIES ACTS 1985 AND 1989

NC
PRIVATE COMPANY LIMITED BY SHARES	21 Jun 1998
£20 Fee Paid Companies House

MEMORANDUM OF ASSOCIATION

of

PAMPASCROFT LIMITED

[GRAPHIC]

1.                                       The Company’s name is “PAMPASCROFT LIMITED”.

2.                                       The Company’s registered office is to be situated in England and Wales.

3.                                       The Company’s objects are:

(A)                              (i) To carry on business as manufacturers, builders and suppliers of and dealers in goods of all kinds, and as mechanical, general, electrical, marine, radio, electronic, aeronautical, chemical, petroleum, gas civil and constructional engineers, and manufacturers, importers and exporters of, dealers in machinery, plant and equipment of all descriptions and component parts thereof, forgings, castings, tools, implements, apparatus and all other articles and things.

(ii) To act as an investment holding company and to co-ordinate the business of any companies in which the Company is for the time being interested, and to acquire (whether by original subscription, tender, purchase exchange or otherwise) the whole of or any part of the stock, shares, debentures, debenture stocks, bonds and other securities issued or guaranteed by a body corporate constituted or carrying on business in any part of the world or by any government, sovereign ruler, commissioners, public body or authority and to hold the same as investments, and to sell, exchange, carry and dispose of the same.

(iii) To carry on the businesses in any part of the world as importers, exporters, buyers, sellers, distributors and dealers and to win, process and work produce of all kinds.

(B)                                To carry on the following businesses, namely, contractors, garage proprietors, filling station proprietors, owners and charterers of road vehicles, aircraft and ships and boats of every description, lightermen and carriers of goods and passengers by road, rail, water or air, forwarding, transport and commission agents, customs agents, stevedores, wharfingers, cargo superintendents, packers, warehouse storekeepers, cold store keepers, hotel proprietors, caterers, publicans, consultants, advisers, financiers, bankers, advertising agents, insurance brokers, travel agents, ticket agents and agency business of all kinds and generally to provide entertainment for and render services of all kinds to others and to carry on any other trade or business which can in the opinion of the directors be advantageously carried on by the Company in connection with or ancillary to any of the businesses of the Company.

(C)                                To buy, sell, manufacture, repair, alter, improve, manipulate, prepare for market, let on hire, and generally deal in all kinds of plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things for the purpose of any of the businesses specified in clause 3, or which may be required by persons having, or about to have, dealings with the Company.

(D)                               To build, construct, maintain, alter, enlarge, pull down, remove and replace any buildings, shops, factories, offices, works, machinery and engines, and to work, manage and control these things.

(E)                                 To enter into contracts, agreements and arrangements with any person for the carrying out by that person on behalf of the Company of any object for which the Company is formed.

(F)                                 To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person carrying on any business which may in the opinion of the directors be capable of being conveniently carried on, or calculated directly or indirectly to enhance the value of or make profitable any of the Company’s property or rights, or any property suitable for the purposes of the Company.

(G)                                To enter into any arrangement with a government or authority, whether national, international, supreme, municipal, local or otherwise, that may in the opinion of the directors be conducive to any object of the Company, and to obtain from that government or authority any right, privilege or concession which in the opinion of the directors is desirable, and to carry out, exercise and comply with that arrangement, right, privilege or concession.

(H)                               To apply for, purchase and by other means acquire, protect, prolong and renew any patent, patent right, brevet d’invention, licence, secret process, invention, trade mark, service mark, copyright, registered design, protection, concession and right of the same or similar effect or nature, and to use, turn to account, manufacture under and grant licences and privileges in respect of those things, and to spend money in experimenting with, testing, researching, improving and seeking to improve any of those things.

(I)                                    To acquire an interest in, amalgamate with and enter into partnership or any arrangement for the sharing of profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person, or with any employees of the Company. To lend money to, guarantee the contracts of, and otherwise assist that person or those employees, and to take and otherwise acquire an interest in that person’s shares or other securities and to sell, hold, re-issue, with or without guarantee, and otherwise deal with those shares or other securities.

(J)                                   To lend money to, subsidise and assist any person, to act as agents for the collection, receipt and payment of money and generally to act as agents and brokers for and perform services for any person, and to undertake and perform sub-contracts.

(K)                               To enter into any guarantee or contract of indemnity or suretyship, and to provide security, including, without limitation, the guarantee and provision of security for the performance of the obligations of and the payment of any money (including, without limitation, capital, principal, premiums, dividends, interest, commissions, charges, discount and any related costs or expenses whether on shares or other securities) by any person including, without limitation, any body corporate which is for the time being the Company’s holding company, the Company’s subsidiary, a subsidiary of the Company’s holding company or any person which is for the time being a member or otherwise has an interest in the Company or is associated with the Company in any business or venture, with or without the Company receiving any consideration or advantage (whether direct or indirect), and whether by personal covenant or mortgage, charge or lien over all or part of the Company’s undertaking, property, assets or uncalled capital (present and future) or by other means. For the purposes of paragraph (K) “guarantee” includes any obligation, however described, to pay, satisfy, provide funds for the payment or satisfaction of (including, without limitation, by advance of money, purchase of or subscription for shares or other securities and purchase of assets or services), indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person.

(L)                                 To promote, finance and assist any person for the purpose of acquiring all or any of the property, rights and undertaking or assuming the liabilities of the Company, and for any other purpose which may in the opinion of the directors directly or indirectly benefit the Company, and in that connection to place, guarantee the placing of, underwrite, subscribe for, and otherwise acquire all or any part of the shares or other securities of a body corporate.

(M)                            To pay out of the funds of the Company all or any expenses which the Company may lawfully pay of or incidental to the formation, registration, promotion and advertising of and raising money for the Company and the issue of its shares or other securities, including, without limitation, those incurred in connection with the advertising and offering of its shares or other securities for sale or subscription, brokerage and commissions for obtaining applications for and taking, placing, underwriting or procuring the underwriting of its shares or other securities.

(N)                               To remunerate any person for services rendered or to be rendered to the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(O)                               To purchase, take on lease, exchange, hire and otherwise acquire any real or personal property and any right or privilege over or in respect of it.

(P)                                 To receive money on deposit on any terms the directors think fit.

(Q)                               To invest and deal with the Company’s money and funds in any way the directors think fit.

(R)                                To lend money and give credit with or without security.

(S)                                 To borrow, raise and secure the payment of money in any way the directors think fit, including, without limitation, by the issue of debentures and other securities, perpetual or otherwise, charged on all or any of the Company’s property (present and future) or its uncalled capital, and to purchase, redeem and pay off those securities.

(T)                                To remunerate any person for services rendered or to be rendered in placing, assisting and guaranteeing the placing and procuring the underwriting of any share or other security of the Company or of any person in which the Company may be interested or proposes to be interested, or in connection with the conduct of the business of the Company, including, without limitation, by cash payment or by the allotment of shares or other securities of the Company, credited as paid up in full or in part.

(U)                               To acquire, hold, dispose of, subscribe for, issue, underwrite, place, manage assets belonging to others which include, advise on, enter into contracts or transactions in relation to or involving and in any other way deal with or arrange dealings with or perform any service or function in relation to (as applicable): shares, stocks, debentures, loans, bonds, certificates of deposit and other instruments creating or acknowledging indebtedness, government, public or other securities, warrants, certificates representing securities or other obligations, units in collective investment schemes, options, futures, spot or forward contracts, contracts for differences or other investments or obligations, currencies, interest rates, precious metals or other commodities, any index (whether related in any way to any of the foregoing or otherwise), any right to, any right conferred by or any interest or any obligation in relation to any of the foregoing and any financial instrument or product deriving from or in any other way relating to any of the foregoing or of any nature whatsoever, and any transaction which may seem to be convenient for hedging the risks associated with any of the foregoing.

(V)                                To co-ordinate, finance and manage the business and operation of any person in which the Company has an interest.

(W)                           To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(X)                               To sell, lease, exchange, let on hire and dispose of any real or personal property and the whole or part of the undertaking of the Company, for such consideration as the directors think fit, including, without limitation, for shares, debentures or other securities, whether fully or partly paid up, of any person, whether or not having objects (altogether or in part) similar to those of the Company. To hold any shares, debentures and other securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of, grant options over, turn to account and otherwise deal with all or any part of the property and rights of the Company.

(Y)                                To adopt any means of publicising and making known the businesses, services and products of the Company as the directors think fit, including, without limitation, advertisement, publication and distribution of notices, circulars, books and periodicals, purchase and exhibition of works of art and interest and granting and making of prizes, rewards and donations.

(Z)                                To support, subscribe to and contribute to any charitable or public object and any institution, society and club which may be for the benefit of the Company or persons who are or were directors, officers or employees of the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company, or which may be connected with any town or place where the Company carries on business. To subsidise and assist any association of employers or employees and any trade association. To grant pensions, gratuities, annuities and charitable aid and to provide advantages, facilities and services to any person (including any director or former director) who may have been employed by or provided services to the Company, its predecessor in business, any subsidiary of the Company or any person allied to or associated with the Company and to the spouses, children, dependants and relatives of those persons and to make advance provision for the payment of those pensions, gratuities and annuities by establishing or acceding to any trust, scheme or arrangement (whether or not capable of approval by the Commissioners of Inland Revenue under any relevant legislation) the directors think fit, to appoint trustees and to act as trustee of any trust, scheme or arrangement, and to make payments towards insurance for the benefit of those persons and their spouses, children, dependants and relatives.

(AA)                    To establish and contribute to any scheme for the purchase or subscription by trustees of shares or other securities of the Company to be held for the benefit of the employees of the Company, any subsidiary of the Company or any person allied to or associated with the Company, to lend money to those employees or to trustees on their behalf to enable them to purchase or subscribe for shares or other securities of the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with employees.

(BB)                        To apply for, promote and obtain any Act of Parliament and any order or licence of any government department or authority (including, without limitation, the Department of Trade and Industry) to enable the Company to carry any of its objects into effect, to effect any modification of the Company’s constitution and for any other purpose which the directors think fit, and to oppose any proceeding or application which may in the opinion of the directors directly or indirectly prejudice the Company’s interests.

(CC)                        To establish, grant and take up agencies, and to do all other things the directors may deem conducive to the carrying on of the Company’s business as principal or agent, and to remunerate any person in connection with the establishment or granting of an agency on the terms and conditions the directors think fit.

(DD)                      To distribute among the shareholders in specie any of the Company’s property and any proceeds of sale or disposal of any of the Company’s property and for that purpose to distinguish and separate capital from profits, but no distribution amounting to a reduction of capital may be made without any sanction required by law.

(EE)                          To purchase and maintain insurance for the benefit of any person who is or was an officer or employee of the Company, a subsidiary of the Company or a company in which the Company has or had an interest (whether direct or indirect) or who is or was trustee of any retirement benefits scheme or any other trust in which any officer or employee or former officer or employee is or has been interested, indemnifying that person against liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against.

(FF)                          To amalgamate with any other person and to procure the Company to be registered or recognised in any part of the world.

(GG)                        Subject to the Act, to give (whether directly or indirectly) any kind of financial assistance (as defined in section 152(1)(a) of the Act) for any purpose specified in section 151(1) or section 151(2) of the Act.

(HH)                      To do all or any of the things provided in any paragraph of clause 3:

(i)                                     in any part of the world;

(ii)                                  as principal, agent, contractor, trustee or otherwise;

(iii)                               by or through trustees, agents, subcontractors or otherwise; and

(iv)                              alone or with another person or persons.

(II)                                To do all things that are in the opinion of the directors incidental or conducive to the attainment of all or any of the Company’s objects, or the exercise of all or any of its powers.

(JJ)                              The objects specified in each paragraph of clause 3 shall, except where otherwise provided in that paragraph, be regarded as independent objects, and are not limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company. None of the paragraphs of clause 3 or the objects or powers specified or conferred in or by them is deemed subsidiary or ancillary to the objects or powers mentioned in any other paragraph. The Company has as full a power to exercise all or any of the objects and powers provided in each paragraph as if each paragraph contained the objects of a separate company.

(KK)                      In clause 3, a reference to:

(i)                                     a “person” includes a reference to a body corporate, association or partnership whether domiciled in the United Kingdom or elsewhere and whether incorporated or unincorporated;

(ii)                                  the “Act” is, unless the context otherwise requires, a reference to the Companies Act 1985, as modified or re-enacted or both from time to time; and

(iii)                               a “subsidiary” or “holding company” is to be construed in accordance with section 736 of the Act.

4.                                       The liability of the members is limited.

5.                                       The Company’s share capital is £100 divided into 100 shares of £1 each.

I, being the sole subscriber to this memorandum of association, wish to be formed into a company pursuant to this memorandum; and I agree to take the number of shares in the capital of the company shown opposite my name.

NAME AND ADDRESS OF SUBSCRIBER	Number of shares taken by the sole Subscriber

/s/ Angela Orban
ANGELA ORBAN For and on behalf of Clifford Chance Nominees Limited 200 Aldersgate Street London EClA 4JJ	ONE

DATED the 15th day of June, 1998.

WITNESS to the above Signature:-

/s/ Denise Ward
DENISE WARD 200 Aldersgate Street London EC1A 4JJ

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

PAMPASCROFT LIMITED

PRELIMINARY

1.                                       (A)                              The regulations contained in Table A in the Schedule to the Companies (Table A to F) Regulations 1985 (as amended) (“Table A”) apply to the Company except to the extent that they are excluded or modified by these articles.

(B)                                The regulations of Table A numbered 24, 38, 60, 61, 64, 73, 74, 75, 76, 77, 78, 80, 81, 90, 94, 95, 96, 97, 98, 115 and 118 do not apply. The regulations of Table A numbered 37, 46, 53, 57, 59, 62, 65, 66, 67, 68, 72, 79, 84, 88, 110, 112 and 116 are modified. The regulations of Table A numbered 88, 89, 91 and 93 are excluded if and for so long as there is a sole director of the Company. The regulations of Table A numbered 40 and 54 are modified if and for so long as the Company has only one member. Subject to these exclusions and modifications, and in addition to the remaining regulations of Table A, the following are the articles of association of the Company.

(C)                                Where an ordinary resolution of the Company is expressed to be required for any purpose, a special or extraordinary resolution is also effective for that purpose, and where an extraordinary resolution is expressed to be required for any purpose, a special resolution is also effective for that purpose.

PRIVATE COMPANY

2.                                       The Company is a private company limited by shares and accordingly any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.

SHARE CAPITAL

3.                                       The authorised share capital of the Company at the date of incorporation of the Company is £100 divided into 100 shares of £1 each.

4.                                       (A)          Subject to the provisions of the Act, the directors have general and unconditional authority to allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital) to such persons, at such times and on such terms and conditions as the directors may decide but no share may be issued at a discount.

(B)                                The directors have general and unconditional authority, pursuant to section 80 of the Act, to exercise all powers of the Company to allot relevant securities for a period expiring on the fifth anniversary of the date of incorporation of the Company unless previously renewed, varied or revoked by the Company in general meeting.

(C)                                The maximum amount of relevant securities which may be allotted pursuant to the authority conferred by paragraph (B) is the amount of the authorised but as yet unissued share capital of the Company at the date of incorporation of the Company.

(D)                               By the authority conferred by paragraph (B), the directors may before the authority expires make an offer or agreement which would or might require relevant securities of the Company to be allotted after it expires and may allot relevant securities in pursuance of that offer or agreement.

5.                                       The pre-emption provisions of section 89(1) of the Act and the provisions of sub-sections (1) to (6) inclusive of section 90 of the Act do not apply to any allotment of the Company’s equity securities.

TRANSFERS

6.                                       The directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share to any person, whether or not it is a fully-paid share or a share on which the Company has a lien.

GENERAL MEETINGS

7.                                       Regulation 37 of Table A is modified by the deletion of the words “eight weeks” and the substitution for them of the words “28 days”.

NOTICE OF GENERAL MEETINGS

8.                                       An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or an elective resolution must be called by at least 21 clear days’ notice. All other extraordinary general meetings must be called by at least 14 clear days’ notice but a general meeting may be called by shorter notice if it is so agreed:

(a)                                  in the case of an annual general meeting or a meeting called for the passing of an elective resolution, by all the members entitled to attend and vote at that meeting; and

(b)                                 in the case of any other meeting, by a majority in number of the members having a right to attend and vote, being (i) a majority together holding not less than such percentage in nominal value of the shares giving that right as has been determined by elective resolution of the members in accordance with the Act, or (ii) if no such elective resolution is in force, a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

The notice must specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, must specify that the meeting is an annual general meeting.

Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice must be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

PROCEEDINGS AT GENERAL MEETINGS

9.                                       A poll may be demanded by the chairman or by any member present in person or by proxy and entitled to vote and regulation 46 of Table A is modified accordingly.

10.                                 Regulation 53 of Table A is modified by the addition at the end of the following·sentence: “If a resolution in writing is described as a special resolution or as an extraordinary resolution, it has effect accordingly.”

VOTES OF MEMBERS

11.                                 Regulation 57 of Table A is modified by the inclusion after the word “shall” of the phrase”, unless the directors otherwise determine,”.

12.                                 Regulation 59 of Table A is modified by the addition at the end of the following sentence: “Deposit of an instrument of proxy does not preclude a member from attending and voting at the meeting or at any adjournment of it.”.

13.                                 An instrument appointing a proxy must be in writing in any usual form or in any other form which the directors may approve and must be executed by or on behalf of the appointor.

14.                                 Regulation 62 of Table A is modified by the deletion in paragraph (a) of the words “deposited at” and by the substitution for them of the words “left at or sent by post or by facsimile transmission to”, by the substitution in paragraph (a) of the words “at any time” in place of “not less than 48 hours” and by the substitution in paragraph (b) of the words “at any time” in place of “not less than 24 hours”.

NUMBER OF DIRECTORS

15.                                 Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) is not subject to any maximum and the minimum number is one.

ALTERNATE DIRECTORS

16.                                 A director may appoint any person willing to act, whether or not he is a director of the Company, to be an alternate director. That person need not be approved by resolution of the directors, and regulation 65 is modified accordingly.

17.                                 An alternate director who is absent from the United Kingdom is entitled to receive notice of all meetings of directors and meetings of committees of directors and regulation 66 of Table A is modified accordingly.

18.                                 Regulation 68 of Table A is modified by the addition at the end of the following sentence: “Any such notice may be left at or sent by post or facsimile transmission to the office or another place designated for the purpose by the directors.”.

DELEGATION OF DIRECTORS’ POWERS

19.                                 Regulation 72 is modified by the addition at the end of the regulation of the following sentence: “Where a provision of the articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a committee, the provision must be construed as permitting the exercise of the power, authority or discretion by the committee.”.

APPOINTMENT AND REMOVAL OF DIRECTORS

20.                                 The directors are not subject to retirement by rotation. Regulations 73, 74 and 75 of Table A do not apply, and reference in regulations 67 and 84 to retirement by rotation must be disregarded.

21.                                 The Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director.

22.                                 A person appointed by the directors to fill a vacancy or as an additional director is not required to retire from office at the annual general meeting next following his appointment and the last two sentences of regulation 79 of Table A are deleted.

23.                                 No person is incapable of being appointed a director by reason of his having reached the age of 70 or another age. No special notice is required in connection with the appointment or the approval of the appointment of such person. No director is required to vacate his office at any time because he has reached the age of 70 or another age and section 293 of the Act does not apply to the Company.

24.                                 The holder or holders of more than half in nominal value of the shares giving the right to attend and vote at general meetings of the Company may remove a director from office and appoint a person to be a director, but only if the appointment does not cause the number of directors to exceed a number fixed by or in accordance with the articles as the maximum number of directors. The removal or appointment is effected by notice to the Company signed by or on behalf of the holder or holders. The notice may consist of several documents in similar form each signed by or on behalf of one or more holders and shall be left at or sent by post or facsimile transmission to the office or such other place designated by the directors for the purpose. The removal or appointment takes effect immediately on deposit of the notice in accordance with the articles or on such later date (if any) specified in the notice.

DISQUALIFICATION AND REMOVAL OF DIREcToRS

25.                                 The office of a director is vacated if:

(a)                                  he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or

(b)                                 he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)                                  he becomes, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; or

(d)                                 he resigns his office by notice to the Company; or

(e)                                  he is for more than six consecutive months absent without permission of the directors from meetings of directors held during that period and his alternate director (if any) has not during that period attended any such meetings instead of him, and the directors resolve that his office be vacated; or

(f)                                    he is removed from office by notice addressed to him at his last-known address and signed by all his co-directors; or

(g)                                 he is removed from office by notice given by a member or members under article 24.

REMUNERATION OF DIREcToRS

26.                                 A director who, at the request of the directors, goes or resides abroad, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the directors may decide.

PROCEEDINGS OF DIREcToRS

27.                                 Regulation 88 of Table A is modified by the exclusion of the third sentence and the substitution for it of the following sentences: “Every director must receive notice of a meeting, whether or not he is absent from the United Kingdom. A director may waive the requirement that notice be given to him of a board meeting, either prospectively or retrospectively.”.

28.                                 A director or his alternate may validly participate in a meeting of the directors or a committee of directors through the medium of conference telephone or similar form of communication equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote. Subject to the Act, all business transacted in this way by the directors or a committee of directors is for the purposes of the articles deemed to be validly and effectively transacted at a meeting of the directors or of a committee of directors although fewer than two directors or alternate directors are physically present at the same place. The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

29.                                 If and for so long as there is a sole director of the Company:

(a)                                  he may exercise all the powers conferred on the directors by the articles by any means permitted by the articles or the Act;

(b)                                 for the purpose of regulation 89 of Table A the quorum for the transaction of business is one; and

(c)                                  all other provisions of the articles apply with any necessary modification (unless the provision expressly provides otherwise).

30.                                 Without prejudice to the obligation of any director to disclose his interest in accordance with section 317 of the Act, a director may vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in respect of which he has, directly or indirectly, an interest or duty. The director must be counted in the quorum present at a meeting when any such resolution is under consideration and if he votes his vote must be counted.

DIVIDENDS

31.                                 The directors may deduct from a dividend or other amounts payable to a person in respect of a share any amounts due from him to the Company on account of a call or otherwise in relation to a share.

CAPITALISATION OF PROFITS

32.                                 The directors may, with the authority of an ordinary resolution of the Company, resolve that any shares allotted under regulation 110 of Table A to any member in respect of a holding by him of any partly-paid shares rank for dividend, so long as those shares remain partly paid, only to the extent that those partly-paid shares rank for dividend and regulation 110 of Table A is modified accordingly.

NOTICES

33.                                 Regulation 112 of Table A is modified by the deletion of the last sentence and the substitution for it of the following: “A member whose registered address is not within the United Kingdom is entitled to have notices given to him at that address.”.

34.                                 A notice sent to a member (or another person entitled to receive notices under the articles) by post to an address within the United Kingdom is deemed to be given:

(a)                                  24 hours after posting, if pre-paid as first class, or

(b)                                 48 hours after posting, if pre-paid as second class.

A notice sent to a member (or other person entitled to receive notices under the articles) by post to an address outside the United Kingdom is deemed to be given 72 hours after posting, if pre-paid as airmail. Proof that an envelope containing the notice was properly addressed, pre-paid and posted is conclusive evidence that the notice was given. A notice not sent by post but left at a member’s registered address is deemed to have been given on the day it was left.

35.                                 Regulation 116 of Table A is modified by the deletion of the words “within the United Kingdom”.

INDEMNITY

36.                                 Subject to the provisions of the Act, but without prejudice to any indemnity to which he may otherwise be entitled, each person who is a director, alternate director or secretary of the Company must be indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in the proper execution of his duties or the proper exercise of his powers, authorities and discretions including, without limitation, a liability incurred:

(a)                                  defending proceedings (whether civil or criminal) in which judgment is given in his favour or in which he is acquitted, or which are otherwise disposed of without a finding or admission of material breach of duty on his part, or

(b)                                 in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

37.                                 The directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

(a)                                  a director, alternate director, secretary or auditor of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

(b)                                 trustee of a retirement benefits scheme or other trust in which a person referred to in the preceding paragraph is or has been interested,

indemnifying him against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.

SOLE MEMBER

38.                                 If and for so long as the Company has only one member:

(a)                                  in relation to a general meeting, the sale member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member is a quorum and regulation 40 of Table A is modified accordingly;

(b)                                 a proxy for the sole member may vote on a show of hands and regulation 54 of Table A is modified accordingly;

(c)                                  the sole member may agree that any general meeting, other than a meeting called for the passing of an elective resolution, be called by shorter notice than that provided for by the articles; and

(d)                                 all other provisions of the articles apply with any necessary modification (unless the provision expressly provides otherwise).

NAME AND ADDRESS OF SUBSCRIBER

/s/ Angela Orban
ANGELA ORBAN For and on behalf of Clifford Chance Nominees Limited 200 Aldersgate Street London EC1A 4JJ

DATED this 15th day of June 1998.

WITNESS to the above signature:

/s/ Denise Ward
Denise Ward 200 Aldersgate Street London EC1A 4JJ

Company No. 3588140

THE COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

TAII LIMITED

Incorporated 25th June 1998

(Adopted by Special Resolution passed on 1st October 2008)

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Company No. 3588140

THE COMPANIES ACT 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

TAII LIMITED

Incorporated 25th June 1998

(New Articles adopted by Special Resolution passed on 1st October 2008)

ADOPTION OF TABLE A

1.                                 The regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended at the date thereof (“Table A”) shall apply to the Company, except where they are excluded or modified by these Articles.  No other regulations contained in any statute or subordinate legislation apply as the regulations of articles of association of the Company.  References herein to Regulations are to Regulations in Table A unless otherwise stated.

2.                                 Regulations 2, 3, 24, 53, 54, 57, 60-62 inclusive, 64, 72-80 inclusive, 82, 83, the last sentence of Regulation 84, 85-87 inclusive, 93, 94, 112, 115 and 118 shall not apply to the Company.

INTERPRETATION

3.                                 Words and expressions which bear particular meanings in Table A shall bear the same meanings in these articles.  References in these articles to writing include references to any method of representing or reproducing words in a legible and not-transitory form.  Headings are for convenience only and shall not affect construction.

4.                                 In these Articles and in Table A, so far as it applies to the Company, unless the context otherwise requires, the following expressions shall have the meanings hereby assigned to them:-

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“The Act”	The Companies Act 1985 (as amended).

“The Statutes”	The Act and every other statute for the time being in force concerning companies and affecting the Company.

“These Articles”	These Articles of Association as from time to time altered.

“Director”

A person holding office as a Director of the Company provided that no person shall be deemed to be a Director for any purpose by reason only of his holding the title “Alternate Director”, “Practice Director”, “Executive Director”, “Regional Managing Director”, “Regional Director”, “Associate Director”, “Assistant Director” or “Divisional Director”. “Directors” and “Board” or “Board of Directors” shall be construed accordingly.

Words denoting the singular shall include the plural and vice versa.  Words denoting the masculine shall include the feminine.  Words denoting persons shall include bodies corporate and unincorporated associations.

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).

References to “committees” shall, unless the context otherwise requires, include “sub-committees”.

PRIVATE COMPANY

5.                                 The Company is a private company limited by shares and accordingly any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.

SHARE CAPITAL

6.                                 The authorised share capital of the Company at the date of the adoption of these Articles is £40,000,000 divided into 400,000,000 Ordinary Shares of £0.10 each, £20,000,000 divided into 20,000,000 cumulative redeemable shares of £1 each and $10,000,000 divided into 10,000,000 Ordinary Shares of $1.00 each.

7.                                 The Company shall not have power to issue share warrants to bearer.

RIGHTS ATTACHED TO SHARES

8.                                 Subject to the provisions of the Act and to any rights conferred on the holders of existing shares or class of shares, any share may be issued with or have attached to it such rights and restrictions as the Company may be ordinary resolution decide or, if no such resolution has been passed, or so far as the resolution does not make specific provision, as the Directors may decide.

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UNISSUED SHARES

9.                                 Subject to the provisions of the Act and to these Articles, all unissued shares of the Company (whether or not forming part of the original or any increased capital) shall be at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as they may determine.

INITIAL AUTHORITY TO ISSUE RELEVANT SECURITIES

10.                           Subject to any direction to the contrary which may be given by the Company in general meeting, the Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the Act to exercise all powers of the Company to allot relevant securities for a period expiring on the fifth anniversary of the date of adoption of this article.  The maximum nominal amount of relevant securities that may be allotted under this authority shall be the nominal amount of the unissued share capital at the date of adoption of this article or such other amount as may from time to time be authorised by the Company in general meeting.  The authority conferred on the Directors by this Article may be revoked varied or reviewed from time to time by the Company in general meeting in accordance with the Act.

EXCLUSION OF PRE-EMPTIVE RIGHTS

11.                           Section 89(1) of the Act and the provisions of sub-sections (1) to (6) inclusive of section 90 of the Act shall not apply to the allotment by the Company of any equity security.

ISSUE OF REDEEMABLE SHARES

12.                           Subject to the provisions of and so far as may be permitted by the act, the Company may issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder  on such terms as may be provided by the articles.

LIEN ON SHARES

13.                           Regulation 8 shall be modified by omitting therefrom the words “(not being a fully paid share)”.

TRANSFER OF SHARES

14.                           The Directors may, in their absolute discretion and without giving any reason for so doing, decline to register any transfer of any share, whether or not it is a fully paid share unless the transfer is pursuant to a share charge, share pledge or similar agreement or arrangement and the directors will register any such transfer.

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NOTICE OF GENERAL MEETINGS

15.                           Notice of every General Meeting shall be given to all members (other than any who, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company).  The last sentence of Regulation 38 shall not apply.

PROCEEDINGS AT GENERAL MEETINGS

16.                           A poll may be demanded at any General Meeting of the Company by the Chairman or by any member present in person or by proxy, and entitled to vote.  Regulation 46 shall be modified accordingly.

VOTES OF MEMBERS

17.                           Every member present in person or by proxy shall on a show of hands have one vote, and upon a poll have one vote for every share held by him.

18.                           Subject to the provisions of the Act, a resolution in writing signed by all members for the time being entitled to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.  Any such resolution may consist of several documents in the like form each signed by one or more of the members (or being corporations by their duly authorised representatives).

DELIVERY OF PROXIES

19.                           Any instrument appointing a proxy may be in any usual or common form or in the form of a facsimile or other machine made copy of the instrument appointing a proxy or in any other form which the Directors may approve.  Such instruments (and, where it is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof) must either be delivered at such place or one of such places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting (or, if no place is so specified, at the registered office) before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, or be delivered to the Secretary (or the Chairman of the meeting) on the day and at the place of the meeting or adjourned meeting or poll but in any event before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll.  An instrument of proxy shall not be treated as valid until such delivery shall have been effected.

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MEMBERS’ RESOLUTION

20.                           A resolution in writing signed by a member or members representing not less than 90% in aggregate of the total voting rights of all the members of the Company having the right to vote at General Meetings, shall be as effective as if the same had been duly passed at a General Meeting and may consist of several documents in the like form, each signed by one or more persons, but a resolution so signed shall not be effective to do anything required by law to be done in General Meeting or by Special or Extraordinary Resolution.  In the case of a corporation, the resolution may be signed on its behalf by a Director or the Secretary thereof or by its duly appointed attorney or duly authorised representative.

DIRECTORS

21.                           The minimum number of Directors shall be two and there shall be no maximum number.

22.                           A Director shall not be required to hold any shares of the Company by way of qualification.

23.                           The remuneration of the Directors shall be such sums as shall from time to time be voted to them by the Company in General Meeting and such remuneration shall be divided amongst the Directors in such proportions and manner as such resolution shall determine or, in default of such determination, equally.  Any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled to rank in such division for a proportion of remuneration related to the period during which he has held office.

24.                           The Directors shall also be entitled to be repaid all reasonable travelling, hotel and other expenses incurred by them respectively in or about the performance of their duties as Directors, including their expenses of travelling to and from Board Meetings.  In the event of there being any dispute as to a reasonableness of any such expenses the same shall be referred to the Directors who shall determine the question and whose determination shall be final and binding upon both the Company and the Director in question.

25.                           The Directors may grant special remuneration to any Director who, being called upon, shall be willing to render any special or extra service to the Company or to go to or reside in any place other than where he usually resides, in connection with the conduct of the affairs of the Company.  Such special remuneration shall be paid to such Director in addition to his ordinary remuneration as a Director and may be payable by a lump sum or by way of salary, or by a percentage of profits, or by any or all those modes.

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APPOINTMENT OF DIRECTORS BY BOARD

26.                           Without prejudice to the powers conferred by any other article, any person may be appointed a Director by the Directors, either to fill a vacancy or as an additional Director.

27.                           Any provision of the Statutes which, subject to the provisions of these Articles, would have the effect of rendering any person ineligible for appointment or election as a Director or liable to vacate office as a Director on account of his having reached any specified age or of requiring special notice or any other special formality in connection with the appointment or election of any Director over a specified age, shall not apply to the Company.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

28.                           The office of a Director shall be vacated not only upon the happening of any of the events specified in regulation 81 of Table A but also if he is removed from office pursuant to Article 51(a).  Regulation 81 shall be modified accordingly.

POWERS AND DUTIES OF DIRECTORS

29.                           The Company in a General Meeting may by Ordinary Resolution at any time and from time to time, give directions to the Directors concerning the management of the Company (including, without limitation, procedural and administrative matters) or the policy to be adopted by the Directors in relation to such management.  The Directors shall use all reasonable endeavours to exercise their powers so as to manage the business of the Company in a manner consistent with such direction or directions, provided that no person dealing with the Company shall be concerned to see or enquire as to whether the powers of the Directors have been in any way restricted hereunder, and no obligation incurred or security given or transaction effected by the Company to or with any third party shall be invalid or ineffectual unless the third party had at the time express notice that the incurring of such obligation or the giving of such security or the effecting of such transaction was in excess of the powers of the Directors.  Regulation 70 shall be modified accordingly.

30.                           A Director may be a party to or in any way interested in any contact or transaction or arrangement to which the Company is a party or in which the Company is in any way interested.  A Director may hold and be remunerated in respect of any office or place of profit (other than the office of Auditor of the Company or any subsidiary company thereof) under the Company or any other company in which the Company is in any way interested, and he or any firm of which he is a member may act in a professional capacity of the Company or any such other company and be remunerated therefore.  On any matter in which a Director is any way interested, he may nevertheless vote and be taken into account for the purposes of a quorum and, (save as otherwise agreed), may retain

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for his own absolute use and benefit from all profits, benefits and advantages directly or indirectly accruing to him thereunder or in consequence thereof.

31.                           A Director who is in any way whether directly or indirectly interested in a contract,    transaction  or arrangement or a proposed contract, transaction or arrangement or a proposed contract, transaction or arrangement with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with Section 317 of the Act.  A general notice given to the Directors by any Director, to the effect that he is a member of any specified company or firm, and is to be regarded as interested in any contract, transaction or arrangement which may thereafter be made with that company or firm, or to the effect that he is to be regarded as interested in any contract, transaction or arrangement which may thereafter be made with a specified person who is connected with him (within the meaning of Section 346 of the Act), shall be deemed a sufficient declaration of interest in relation to any such contract, transaction or arrangement, provided that no such notice shall be of effect, unless either it is given at a meeting of the Directors, or the Director takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors, or the Director takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given.

32.                           The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuate, death or disability benefits to (or to any person in respect of) any Director or ex Director and for the purpose of providing any such gratuities, pensions or other benefits to contribute to any scheme or fund or to any premiums.

33.                           Without prejudice to the provisions of Article 50 the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees of the Company, or for any other company which is its holding company or in which the Company or of such holding company or any of the predecessors of the Company or of such holding company has any interest whether directly or indirectly or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund or employees’ share scheme in which employees of the Company or of any other such company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any other such company, subsidiary undertaking, pension fund or employees’ share scheme.

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NOTICE OF BOARD MEETINGS

34.                           Notice of a meeting of the Directors shall be deemed to be properly given to a Director if it is given to him personally, or by word of mouth, or sent in writing to him at his last known address in the United Kingdom, or any other address given by him to the Company for this purpose, or by any other means authorised in writing by the Director concerned.  A Director absent or intending to be absent from the United Kingdom may request the Directors that notices of meetings of the Directors shall during his absence be sent in writing to him at an address or to a facsimile or telex number given by him to the Company for this purpose, but if no request is made to the Directors, it shall not be necessary to give notice of a meeting of the Directors to any Director who is for the time being absent from the United Kingdom.  A Director may waive notice of any meeting either prospectively or retrospectively.  Regulation 88 shall be modified accordingly.

PROCEEDINGS OF DIRECTORS

35.                           Without prejudice to the obligations of any director to disclose his interest in accordance with Section 317 of the Act or Article 30 a director may vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in respect of which he has, directly or indirectly, an interest or duty.  The Director must be counted in a quorum present at a meeting when any such resolution is under consideration and if he votes his vote must be counted.

36.                           Subject to any regulations, the proceedings of a committee of two or more members shall be governed by the Articles regulating the proceedings of directors so far as they are capable of applying.  The Directors may delegate any of their powers, authorities and discretions to committees consisting of such person or persons (whether a member or members of their body or not) as they think fit.  Any committee so formed shall in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Directors.

37.                           A resolution in writing signed by all the Directors, for the time being in the United Kingdom or by an alternate Director for the time being in the United Kingdom shall be as valid and effectual as a resolution duly passed and may consist of several documents each signed by one or more of the Directors.

38.                           The Directors may dispense with the keeping of attendance books for the meetings of the Directors or committees of the Board.

CASTING VOTE

39.                           Questions arising at any meeting of the Directors shall be determined by a majority of votes.  In case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

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BORROWING POWERS

40.                           Subject to the provision of the Statutes, the Directors may exercise all the powers of the Company to borrow money, to enter into any guarantee or contract of indemnity or suretyship, and to provide security, including without limitation, the guarantee and provision of security for the performance of the obligations of and the payment of any money by any person including, without limitation, any body corporate which includes for the time being the Company’s holding company, the Company’s ultimate parent company, the Company’s subsidiary, a subsidiary of the Company’s holding, or ultimate parent company, or any person which is for the time being a member or otherwise  has an interest in the Company or is associated with the Company in any business or venture, with or without the Company receiving any consideration or advantage.

PARTICIPATION IN BOARD MEETINGS BY TELEPHONE

41.                           Subject to the provisions of these Articles, the Directors may participate in a meeting of the Board or of any committee of the Directors by means of a conference telephone or any similar communications equipment which allows all persons participating in the meeting to hear each other at the same time.  A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.  Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the Chairman of the meeting is located.

PRACTICE, EXECUTIVE, REGIONAL MANAGING, REGIONAL,

ASSOCIATE, ASSISTANT AND DIVISIONAL DIRECTORS

42.                           The Directors may at any time and from time to time give any Group Employee the title of either “Practice Director”, “Executive Director”, “Regional Managing Director”, “Regional Director”, “Associate Director”, “Assistant Director” or “Divisional Director”.

43.                           The titles “Practice Director”, “Executive Director”, “Regional Managing Director”, “Regional Director”, “Associate Director”, “Assistant Director” and “Divisional Director” shall be courtesy titles and a person given such title shall not by reason of possession of such title be deemed a Director of the Company for purposes of the Act, these articles or for any other purpose whatsoever and, without limitation, such a person shall not be deemed to have the right to exercise any of the rights or powers or to have any of the duties or responsibilities of, a Director.

44.                           The Directors may at any time withdraw the title “Practice Director”, “Executive Director”, “Regional Managing Director”, “Regional Director”, “Associate Director”, “Assistant Director” and “Divisional Director” from any person without assigning reasons therefor and the title shall be deemed to have been

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withdrawn from a given person in the event of that person ceasing to be a Group Employee.

45.                           In this Article the expression “Group Employee” shall mean an employee of the Company or the Company’s holding company or the Company’s ultimate parent company, or the Company’s subsidiary or a subsidiary of the Company’s holding or ultimate parent company.

46.                           The powers given to the Directors by this Article shall be without prejudice to any other powers of the Directors under these Articles.

SECRETARY

47.                           If at any time the office of Secretary shall be vacant or if there is for any reason no Secretary capable of acting, the Directors may appoint any other officer of the Company to perform the duties of the Secretary for the duration of such vacancy or incapacity as the case may be.

NOTICES

48.                           Any notice or other document (including a share certificate) may be served on or delivered to any member of the Company either personally, or by sending it by post addressed to the member at his registered address or by facsimile or telex to a number provided by the member for this purpose or by leaving it at his registered address addressed to the member, or by any other means authorised in writing by the member concerned.  In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.

TIME OF SERVICE

49.                           Any notice or other documents, if sent by post, shall be deemed to have been served or delivered twenty four hours (or, where second class mail is employed, forty-eight hours) after posting and, in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.  Any notice or other document left at a registered address otherwise than by post, or sent by facsimile or telex or other instantaneous means of transmission, shall be deemed to have been served or delivered when it was so left or sent.

INDEMNITY

50.                           Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Secretary or other officer of the Company or its subsidiary undertakings shall be entitled to be indemnified by the Company out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the

11

exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statue for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

OVERRIDING PROVISIONS

51.                           Whenever the immediate parent company (hereinafter called “the Parent Company”) is a subsidiary of Willis Corroon Group plc (or Willis Corroon Group Limited after its re-registration) and holds shares which in aggregate entitle their holder to exercise not less than 90% of the total voting rights of all members of the Company having the right to vote at General Meetings (for which purpose shares held by any subsidiary of the Parent Company shall be deemed to be held by the Parent Company), the following provisions shall apply and to the extent of any inconsistency shall have overriding effect over all other provisions of these Articles:-

(a)                                      the Parent Company may at any time and from time to time appoint any person to be a Director or remove from office any Director howsoever appointed or remove any Director from the office of Managing Director;

(b)                                     no Director or Alternate Director shall be appointed without the consent of the Parent Company which consent may be given either orally or by a Director or the Secretary of the Company or in writing;

(c)                                      the Directors shall not without the consent of the Parent Company:-

(i)                        exercise the powers under Article 33 hereof; or

(ii)                     sell the whole or a substantial part of the undertaking of the Company; or

(iii)                  acquire any substantial assets or the shares or debentures of any other company; or

(iv)                 allot, grant options over or otherwise deal with any shares of the Company; or

(v)                    register any transfer of any share whether or not it is a fully paid share, to one of their number.

(d)                                     the Parent Company may at any time by notice in writing to all the members of the Company entitled under these articles to receive notice of

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General Meetings convene any Extraordinary General Meeting of the Company, provided that such notice shall not be effective to convene such meeting unless it would have been effective for such purposes had it been given by the Company.

SOLE MEMBER

52.                           If and for so long as the Company has only one member:

(a)                                      in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member is a quorum and Regulation 40 of Table A is modified accordingly;

(b)                                     a proxy for the sole member may vote on a show of hands and regulation 54 of Table A is modified accordingly;

(c)                                      the sole member may agree that any general meeting, other than a meeting called for the passing of an elective resolution, be called by shorter notice than that provided for by the articles; and

(d)                                     all other provisions of the articles apply with any necessary modification (unless the provision expressly provides otherwise).

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